Terra Industries Inc.
[logo] TERRA                                                   600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                         www.terraindustries.com
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                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


          TERRA NITROGEN COMPANY, L.P. REPORTS FOURTH QUARTER RESULTS;
                           ANNOUNCES CASH DISTRIBUTION


Sioux City, Iowa (Jan. 29, 2004)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) today reported net income of $17.5 million, or $.93 per limited partnership unit, on revenues of $129.8 million for the fourth quarter ended Dec. 31, 2003. This compares with a net loss of $1.1 million, or $.06 per unit, on revenues of $88.5 million for the 2002 fourth quarter. The net loss for the year ended Dec. 31, 2003, was $35.3 million, or $1.87 per unit, on revenues of $405.4 million compared to net income of $6.2 million, or $.33 per unit, on revenues of $326.9 million for 2002.

TNCLP also announced a cash distribution for the quarter ended Dec. 31, 2003, of $.25 per limited partnership unit payable Feb. 25, 2004, to holders of record as of Feb. 9, 2004. Cash distributions depend on TNCLP's earnings, which are driven primarily by product selling prices, sales volumes, natural gas costs, production levels, working capital requirements and capital expenditures. TNCLP's quarterly earnings are usually highest in the quarter ending June 30 due to the seasonal demand for fertilizer.

Results for the year ended Dec. 31, 2003, include a $40.7 million charge for the impairment of TNCLP's Blytheville, Ark. long-lived assets. The impairment charge represents the carrying value of the Blytheville facility's long-lived assets that may not be realized from ongoing operations. TNCLP suspended production at the Blytheville facility in the 2003 third quarter; it resumed production on Sept. 29, 2003, in response to higher urea selling prices and strong seasonal demand.

TNCLP's 2003 fourth quarter results as compared to those of the 2002 fourth quarter reflect similar sales volumes and higher selling prices, partially offset by higher natural gas costs. Unit selling prices for ammonia, nitrogen solutions and urea increased by 45, 40 and 42 percent, respectively, over fourth quarter 2002 prices.

TNCLP's natural gas unit costs in the 2003 fourth quarter were 32 percent higher than in the comparable 2002 period. Forward pricing contracts increased TNCLP's fourth quarter 2003 natural gas costs by $5.2 million. As of Dec. 31, 2003, 33 percent of TNCLP's expected 2004 natural gas requirements had been priced at about $5.6 million below published market prices at that date.

TNCLP's 2003 results as compared to those of 2002 reflect significantly higher selling prices, partially offset by higher natural gas costs and lower sales volumes. Ammonia, nitrogen solutions and urea selling prices for the year were 58, 39 and 45 percent higher, respectively, than for 2002. The lower sales volumes reflect a three-month production shutdown during 2003 at TNCLP's Blytheville facility due to adverse market conditions. TNCLP expects to operate the Blytheville facility through at least April 2004.

TNCLP's natural gas unit costs in 2003 were 67 percent higher than in 2002. Natural gas hedging activities increased TNCLP's 2003 natural gas costs by $3.0 million compared to spot prices.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.


                                 (Tables follow)


                          TERRA NITROGEN COMPANY, L.P.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per-unit amounts)
                                   (unaudited)


                                                     Three Months Ended                  Twelve Months Ended
                                                         December 31                         December 31
                                            -------------------------------        -----------------------------
                                                  2003              2002              2003               2002
                                            --------------       ----------        -----------      ------------

Product revenues                            $      129,519       $   88,280        $   404,552      $    325,919
Other income                                           323              185                800             1,003
                                            --------------       ----------        -----------      ------------

        Total revenues                             129,842           88,465            405,352           326,922
                                            --------------       ----------        -----------      ------------

Cost of goods sold                                 107,588           83,851            379,096           297,886
Depreciation and amortization                        2,358            3,283             11,566            13,107
                                            --------------       ----------        -----------      ------------

        Total cost of sales                        109,946           87,134            390,662           310,993
                                            --------------       ----------        -----------      ------------

        Total gross profit                          19,896            1,331             14,690            15,929

Operating expenses                                   2,263            2,197              9,087             9,439
Impairment of long-lived assets                         --               --             40,655                --
Interest expenses--net                                  93              226                216               311
                                            --------------       ----------        -----------      ------------

        Net income (loss)                   $       17,540       $   (1,092)       $   (35,268)     $      6,179
                                            ==============       ==========        ===========      ============

Earnings (loss) per limited
  partnership unit                          $         0.93       $    (0.06)       $     (1.87)     $       0.33
                                            ==============       ==========        ===========      ============

The amount of net income allocable to the Limited Partners' interest is based on the Partnership's net income and the proportionate share of cash distributed to the Limited Partners and the General Partner.


NITROGEN VOLUMES AND PRICES


                                                           2003                               2002
                                              ---------------------------        ---------------------------
                                                 Sales            Average           Sales            Average
QUARTER                                         Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                              ----------          -------        ----------          -------

Ammonia                                           132               249              107               172
Nitrogen Solutions                                633               102              636                73
Urea                                              121               179              108               126

                                                           2003                               2002
                                              ---------------------------        ---------------------------
                                                 Sales            Average           Sales            Average
YEAR                                            Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                              ----------          -------        ----------          -------

Ammonia                                           336               242              394               153
Nitrogen Solutions                              2,280                97            2,475                70
Urea                                              390               168              450               116




                          TERRA NITROGEN COMPANY, L.P.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)



                                                                                  December 31,
                                                                     -------------------------------------
                                                                         2003                      2002
                                                                     -----------               -----------
ASSETS
       Cash and short-term investments                               $    39,596               $    35,738
       Accounts receivable                                                36,612                    26,760
       Inventories                                                        19,364                    20,103
       Other current assets                                                6,344                     6,659
                                                                     -----------               -----------

              Total current assets                                       101,916                    89,260

       Property, plant and equipment, net                                 84,691                   126,056
       Other assets                                                        9,631                    10,708
                                                                     -----------               -----------

             Total assets                                            $   196,238               $   226,024
                                                                     ===========               ===========


LIABILITIES
       Current portion of long-term debt and
          capital lease obligations                                  $        58               $        53
       Accounts payable, accrued liabilities and
          pension liabilities                                             54,028                    42,834
                                                                     -----------               -----------
              Total current liabilities                                   54,086                    42,887

       Long-term debt and capital lease obligations                        8,275                     8,333
       Other liabilities                                                   1,600                     5,316
                                                                     -----------               -----------

              Total liabilities                                           63,961                    56,536

       PARTNERS' EQUITY                                                  132,277                   169,488
                                                                     -----------               -----------

              Total liabilities and partners' equity                 $   196,238               $   226,024
                                                                     ===========               ===========

